BY-LAWS
                                OF
                        ARETE INDUSTRIES, INC.

                            ARTICLE I
                            Offices

Section 1. The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Colorado.

Section 2. The corporation may also have offices at such other places both within and without the State of Colorado as the board of directors may from time to time determine or the business of the corporation may require.

Section 3. The registered office of the corporation required by the Colorado Business Corporation Act (the "Act") to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.

                             ARTICLE II
                      Meetings of Stockholders

Section 1. The board of directors may designate any place, either within or outside of Colorado, as the place for any annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting, or for any special meeting of stockholders called by the board of directors, at such place as stated in the notice of the meeting or in a duly executed waiver of notice thereof. A waiver in writing signed by the stockholder entitled to such notice, whether before, at, or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 2. Annual meetings of stockholders, commencing after completion of the first fiscal year of the corporation, shall be held in no event later than seven (7) months after the close of the corporation's most recently ended fiscal year on a date and at a time fixed by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the stockholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as it may conveniently be held.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless the business to be transacted at the meeting includes increasing the total number of authorized shares, in which case, the minimum notice period shall be thirty (30) days; or unless otherwise mandated by the Colorado Business Corporation Act.

Section 4. The officer who has charge of the stock ledger of the corporation or the corporation's transfer agent, shall prepare and make, at the earliest practicable date but no later than ten (10) days before such meeting a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer records of the corporation, broker/dealer or intermediary agency electronic searches, and/or omnibus proxies obtained in the ordinary course of meeting preparation through customary channels, agents and intermediaries and regulated by stock exchanges, Self-Regulatory Organizations or the National Association of Securities Dealers (NASD) and/or the Securities and Exchange Commission (SEC), shall be prima facie evidence as to who are the stockholders entitled to examine the record or transfer books or to vote at any meeting of stockholders.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the Chairman of the Board (if other than the Chief Executive Officer), by the Chief Executive Officer, or the board of directors and shall be called by the Chairman and/or the Chief Executive Officer at the demand of a majority of the board of directors, or if the corporation receives one or more written demands for the meeting, signed and dated and stating the purposes for which it is to be held, of stockholders holding shares representing at least one-tenth in amount of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Unless required by either the Act, or by applicable federal or state securities laws, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice or in a duly executed waiver of notice of the meeting.

Section 8. The holders of one-third (1/3) of the Shares of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the new record date. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

Section 9. Fifty (50%) percent of the votes entitled to be cast on a matter by a voting group represented in person or by proxy, shall constitute a quorum of that voting group for action on the matter. If less than such quorum is present at a duly organized meeting, a majority of the votes so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not exceeding one hundred twenty (120) days. If a quorum exists, action on a matter other than the election of directors by a voting group is approved as to that voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by provision of any contract to which the corporation is subject, any law or the articles of incorporation.

Section 10. When a quorum is present at any meeting, the vote of the holders of a plurality of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a contract to which the corporation shall be a party or unless by the provisions of the Act or of the articles of incorporation, a different vote is required in which case such express provisions shall govern and control the decision of such question.

Section 11. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by his duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at anytime before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting, or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used. Until the Corporation becomes formally subject to the proxy disclosure, filing and solicitation rules under Schedule 14A promulgated by the SEC, the Corporation shall make every effort to comply with the spirit and intent of such rules and regulations with respect to disclosure, timing and manner of notice, determination of the record date and voting rights of shareholders.

Section 12. At all elections of directors of the corporation each stockholder having voting power shall not be entitled to exercise the right of cumulative voting, unless so provided in the articles of incorporation.

Section 13. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (or counterparts thereof), setting forth the action so taken, is signed by the all the holders of outstanding stock entitled to vote with respect to the subject matter and received by the corporation. Action taken under this Section 13 is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. The record date for determining shareholders entitled to take action without a meeting is the date the corporation first receives a writing upon which the action is taken. No such action shall be effective if any shareholder entitled to vote on the action proposed in the consent revokes their consent by delivering written notice of revocation of his consent to the corporation prior to the effective date thereof.

Section 14. Any or all of the stockholders may participate in an annual or special meeting of stockholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A stockholder participating in a meeting by this means is deemed to be present in person at the meeting.

                         ARTICLE III
                        Board of Directors

       Number, Tenure, Qualification and Authority of Directors

Section 1. The number of directors which shall constitute the whole board of directors shall be fixed from time to time by resolution of the board of directors, but shall not be less than three, unless there be less than three stockholders, in which case there may be as many directors as stockholders. The number of directors may be limited by agreement between the corporation and stockholders or third parties, in which case the provisions of such agreement shall govern. The first board shall consist of three (3) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders or residents of the State of Colorado.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the stockholders at a special meeting called for such purpose or by the board of directors. If such vacancies or newly created directorships on the board are filled by the board of directors, such vacancies or newly created directorships may be filled by the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Colorado Business Corporation Act.

Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are authorized by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Colorado.

Section 5. The first meeting of each newly elected board of directors shall be held immediately after and at such place as the annual meeting of stockholders and no notice of such meeting shall be necessary other than this By-law to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place so fixed hereby, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all the directors, which meeting, in no event shall be held no more than twenty (20) days from the annual meeting of stockholders.

Section 6. Additional regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors.

Section 7. Special meetings of the board of directors may be called by or at the request of the Chairman of the Board (if different than the Chief Executive Officer) the Chief Executive Officer or any two directors on three (3) days' notice to each director, either personally or by mail, tested telex, facsimile transmission, telegram or by third party courier with facilities to record date, time of receipt and to whom delivered (unless the board of directors consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director). The person or persons entitled to call the meeting shall specify the time, date and place of the meeting, which shall be held in Colorado unless a majority of the board of directors otherwise authorizes.

A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions to the effectiveness of the waiver. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to the holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 8. At all meetings of the board of directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. To the extent feasible, all formal meetings of the board and/or committees shall be tape recorded.

Committees of Directors

Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the articles of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 7-108-206(4)(h) of the Colorado Business Corporation Act, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class of classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business pursuant to the rules set forth for the conduct of meetings of the board of directors in this Article III of these by-laws.

Compensation of Directors

Section 13. Unless otherwise restricted by the articles of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Removal of Directors

Section 14. Unless otherwise restricted by the articles of incorporation or any by-law, and subject to the provisions of any stockholder agreement to which the corporation is a party with respect to the appointment of nominees of such parties to the board of directors of the corporation, any director or the entire board of directors may be removed, with or without cause, in the manner provided in the Colorado Business Corporation Act, and any subsequent amendment thereto.

                             ARTICLE IV
                               Notices

Section 1. Except as otherwise provided herein, whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, first-class mail, and such notice shall be deemed to be given five (5) days from the time deposited in the United States mail. Notice to directors may also be given either personally or by mail, tested telex, facsimile transmission, telegram or by third party courier with facilities to record date, time of receipt and to whom delivered or if mailed by registered or certified mail return receipt requested, provided that the return receipt is signed by the director to whom the notice is addressed.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                            ARTICLE V
                             Officers

Appointment. Compensation, and Term of Officers

Section 1. The officers of the corporation shall be appointed by the board of directors and shall consist of, at a minimum, a chief executive officer who shall also act as president, a vice-president, a secretary and a treasurer. The chief executive officer shall be the chairman of the board and the board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Except that the Chief Executive Officer may not act as company secretary, any number of offices may be held by the same person, unless the articles of incorporation or these by-laws otherwise provide.

Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board and chief executive officer, one or more vice-presidents, a secretary, a treasurer.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed from time to time by resolution of the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any required office of the corporation shall be filled by the board of directors.


Chairman of the Board

Section 6. The chairman of the board, if one shall have been appointed and be serving, shall preside at all meetings of the board of directors and of the stockholders and shall perform such other duties as from time to time may be assigned to him or her by the board of directors. Unless the chairman of the board is also director, he/she shall have no vote at a meeting of the board of directors, unless to break a tie vote of the other directors on any matter being considered at a duly called meeting of board of directors.

Chief Executive Officer

Section 7. The chief executive officer shall, in the absence of an independent chairman of the board, be the chairman of the board and preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The designation of either president or chief executive officer shall have the same meaning and represent the same office of the corporation. In the absence of an amendment to these by-laws, the president and chief executive officer shall be one and the same person.

Section 8. The chief executive officer shall execute certificates for shares of the corporation with the secretary or any other proper officer of the corporation hereunto authorized by the board of directors, and bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Vice-President

Section 9. In the absence of the chief executive officer or in the event of the inability or refusal to act of the chief executive officer, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Secretary and Assistant Secretary

Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary (if so authorized by resolution of the board of directors or directive of the secretary), shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Secretary shall also: (a) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (b) sign with the chairman or vice chairman of the board of directors, or the chief executive officer, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (c) have general charge of the stock transfer books of the corporation; and (d) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors.

Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Treasurer and Assistant Treasurers

Section 12. The treasurer shall have the custody of the corporate funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 13. The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 14. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 15. The assistant treasurer, if any, of if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination' then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                            ARTICLE VI

                      Stock and Stockholders

Certificates for Shares

Section 1. The board of directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

Section 2. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the chief executive officer or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

Section 3. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration paid therefor. Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Section 4. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 7-106-206 of the Colorado Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to
Section 7-106-206, subsections (2) and (4) thereof and Section 7-106-208 of the Colorado Business Corporation Act, or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6. Any of or all the signatures on a certificate may be by facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 7. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

Section 8. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the certificate of incorporation or authorized therein, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereat, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Record Date for Determination of Stockholders

Section 9. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed by the board of directors, the record date shall be the day before the notice of the meeting is given to stockholders, or the date on which the resolution of the board of directors providing for a distribution or other action is adopted, as the case may be. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders under this Section shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting and shall do so if the meeting is to be held more than one hundred twenty (120) days after the date fixed for the original meeting. Unless otherwise specified when the record date is fixed, the time of day for such determination shall be as of the corporations of business on the record date.

Registered Stockholders - Representative Voting of Shares

Section 10. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Colorado.

Section 11. The following shall apply when shares are to be voted by a representative:

11.01 Shares standing in the name of another corporation, whether domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of the other corporation may prescribe, or, in the absence of any such provision, as the board of directors of the other corporation may determine.

11.02 Shares held by an administrator, executor, personal representative, guardian or conservator may be voted by the fiduciary, either in person or by proxy, without a transfer of such shares into the fiduciary's name.

11.03 Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote the shares without a transfer of the shares into the trustee's name.

11.04 Shares held by a minor or incompetent may be voted by the minor or incompetent in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to the vote the secretary of the corporation has actual knowledge that the stockholder is a minor, or that the stockholder has been adjudicated an incompetent or that judicial proceedings have been started for the appointment of a guardian.

11.05 Shares held in the names of joint tenants may be voted in person or by proxy by any one of the joint tenants, if no other individual joint tenant is present and claims the right to vote the shares, or if prior to the vote he/she has filed with the secretary of the corporation a contrary proxy or a written denial of the authority of the person present to vote the shares.

11.06 Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the receiver's name if authority is contained in an appropriate order of the court which appointed the receiver.

11.07 A stockholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledges, and thereafter, the pledges shall be entitled to vote the shares so transferred.

11.08 Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

                                ARTICLE VII
                        Contracts, Loans, and Checks

Contracts

Section 1. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


Loans

Section 2. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Checks and Drafts

Section 3. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.



                                 ARTICLE VIII
                              General Provisions

Dividends

Section 1. Dividends upon the capital stock of the corporation, may be declared by the board of directors in the manner and upon the terms and conditions provided by law and by the articles of incorporation. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property or the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Annual statement

Section 4. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Fiscal Year

Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Seal

Section 6. The use of a corporate seal by the corporation is optional. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words
"Corporate Seal, Colorado''. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Indemnification

Section 6.1 The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended any person who was or is made or is threatened to be to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of the corporation.

Section 6.2 The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Section or otherwise.

Section 6.3 If a claim for indemnification or payment of expenses under this Section is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4 The rights conferred on any person by this Section 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6 Any repeal or modification of the foregoing provisions of this Section 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Interested Directors, Quorum

Section 7. No contract or transaction between the corporation and one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorized, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

Section 7.1 The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent insufficient for the purpose without counting the votes or consents of such interested directors;

Section 7.2 The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

Section 7.3 The contract or transaction was fair and reasonable to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Section 8. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

Authorization of Comprehensive Benefits

Section 9. The board of directors shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, health and accident insurance, paid vacations, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such directors, officers, and employees to the corporation.

Liability Insurance

Section 10. The board of directors is authorized to purchase and maintain insurance for and on behalf of any person who is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or incurred by him in any such capacity arising out of his status as such.

                          ARTICLE IX
                         Amendments

Section 1. Subject to any restriction contained in the Colorado Business Corporation Act, these by-laws or the articles of incorporation, or by any voting agreement to which the corporation shall become a party, these by-laws may be altered, amended or repealed or new by-laws may be adopted at any time by the board of directors, when such power is conferred upon the board of directors by the articles of incorporation at any regular meeting or at any special meeting if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. Subject to the above limitations, if the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the articles of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws at any annual or special meeting of stockholders called for such purpose.

Section 2. If authorized by the articles of incorporation, the shareholders may amend the bylaws to fix a greater quorum or voting requirement for stockholders, or voting groups of stockholders, than is required in the Colorado Business Corporation Act. An amendment to the bylaws to add, change, or delete a greater quorum or voting requirement for stockholders shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

Section 3. A bylaw that fixes a greater quorum or voting requirement for stockholders under Section 2, above shall not be amended by the board of directors.

Section 4. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended: a) If adopted by stockholders, only by the stockholders; or b) If adopted by the board of directors, either by the stockholders or by the board of directors.

Section 5. A bylaw adopted or amended by the stockholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended only by a specified vote of either the stockholders or the board of directors.

Section 6. Action by the board of directors under sub-section 4(b) above to adopt a bylaw that changes the quorum or voting requirement for the board of directors shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.


                             CERTIFICATE

I, ___________________________ secretary of the corporation certify that the foregoing
By-laws constitute the official by-laws of the corporation as adopted by resolution of the board of directors of the corporation on ___________________, 199_.


_________________________________
Secretary

(SEAL)